As filed with the Securities and Exchange Commission on June 3, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TC GLOBAL, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1557436
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3100 Airport Way South Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Option Plan

Copy to:
Andrew M. Wynne Vice President and Chief Financial Officer TC Global, Inc. 3100 Airport Way South Seattle, WA 98134 Tel.: (206) 233-2070 Fax: (206) 233-2077	Christopher J. Voss, Esq. Stoel Rives LLP 600 University Street, Suite 3600 Seattle, Washington 98101 Tel.: (206) 624-0900 Fax: (206) 386-7500
(Name, address, telephone and facsimile numbers of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, no par value	312,500 Shares(1)	$1.64 (2)	$512,500(2)	$36.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of the registrant’s common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to such option plan as the result of any future stock split, stock dividend, recapitalization or similar transaction.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We will deliver the documents containing the information required by Part I of Form S-8 to participants in our 2010 Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by TC Global, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2009;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above; and

(c) The description of the authorized capital stock of the Company contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These filings are available, at no cost, by writing or telephoning us at the following address:

TC Global, Inc.

3100 Airport Way South

Seattle, Washington 98134

(206) 233-2070

Attention: Investor Relations

All documents that we file subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing; provided, however, that the documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this registration statement from and after the filing of such annual report.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Washington Business Corporation Act (the “Washington Act”), our Amended and Restated Articles of Incorporation (the “Articles”), and our Amended and Restated Bylaws (the “Bylaws”), we have broad powers to indemnify directors and officers against liabilities that they incur in such capacities.

The Washington Act authorizes a corporation to indemnify its directors and officers against liability incurred in a proceeding if (a) the individual acted in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that his or her conduct was in the corporation’s best interests, or (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (c) in the case of criminal proceedings, the individual had no reasonable cause to believe his or her conduct was unlawful. A Washington court may order indemnification, whether or not these standards of conduct have been met, if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all the circumstances.

Article VI of the Articles and Section 10 of the Bylaws require us to indemnify any present or former director or officer, or a person serving in a similar post in another organization at our request, against expenses, judgments, fines, and amounts paid in settlement incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent provided by the Washington Act.

The Washington Act also authorizes a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except that such a provision cannot affect the liability of a director (i) for acts or omissions that involve intentional misconduct or a knowing violation of the law, (ii) for any unlawful corporate distribution as set forth in the Washington Act or (iii) for any transaction from which the director will personally receive a benefit to which the director is not legally entitled. Article V of the Articles provides that our directors shall not be liable to us or our shareholders for monetary damages for conduct as a director to the extent allowed by the Washington Act.

The Company maintains directors’ and officers’ liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Articles of Incorporation filed with the Washington Secretary of State on October 26, 1999. (1)

4.1.1	Articles of Amendment of the Amended and Restated Articles of Incorporation containing the Statement of Rights and Preferences of Series B Preferred Stock. (1)

4.2	Amended and Restated Bylaws adopted on July 18, 2007. (2)

4.3	Description of rights of security holders contained in the Bylaws (see Exhibit 4.2)

4.4	Form of Common Stock Purchase Warrants issued in Series A Preferred Stock financing. (3)

4.5	Common Stock Purchase Warrant, dated December 14, 2000, issued to KWM Investments LLC. (3)

4.6	Form of Common Stock Purchase Warrants issued to Guarantors of Kent Central, LLC Promissory Note. (3)

4.7	Form of Common Stock Purchase Warrants issued to Guarantors of Kent Central, LLC Promissory Note. (3)

4.8	Common Stock Purchase Warrant dated May 26, 2007, issued to Benaroya Capital Company, L.L.C. (4)

4.9	Stock Purchase Warrant dated July 12, 2007, issued to Benaroya Capital Company, L.L.C. (4)

5.1	Opinion of Counsel.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof)

99.1	TC Global, Inc., 2010 Stock Option Plan

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended May 1, 2001 as filed with the SEC on October 19, 2001.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, as filed with the SEC on July 26, 2007.
(3)	Filed with the Registrant’s Annual Report on Form 10-K for the year ended March 30, 2008, as filed with the SEC on September 18, 2008.
(4)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended May 1, 2007, as filed with the SEC on July 13, 2007.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 3, 2010.

TC GLOBAL, INC.

By	/s/ ANDREW M. WYNNE
Andrew M. Wynne
Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Andrew W. Wynne and Carl W. Pennington, Sr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all instruments that said attorney and agent may deem necessary or advisable to enable TC Global, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933 of 312,500 shares of common stock of TC Global, Inc. issuable pursuant to the 2010 Stock Option Plan, including any and all amendments (including post-effective amendments) and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2010.

Signature	Title

/s/ CARL W. PENNINGTON, SR. Carl W. Pennington, Sr.	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ ANDREW M. WYNNE Andrew M. Wynne	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN M. FLUKE John M. Fluke	Director

/s/ LAWRENCE L. HOOD Lawrence L. Hood	Director

/s/ GREGORY A. HUBERT Gregory A. Hubert	Director

/s/ JANET L. HENDRICKSON Janet L. Hendrickson	Director

/s/ RONALD G. NEUBAUER Ronald G. Neubauer	Director

/s/ TOM T. O’KEEFE Tom T. O’Keefe	Director

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Amended and Restated Articles of Incorporation filed with the Washington Secretary of State on October 26, 1999. (1)

4.1.1	Articles of Amendment of the Amended and Restated Articles of Incorporation containing the Statement of Rights and Preferences of Series B Preferred Stock. (1)

4.2	Amended and Restated Bylaws adopted on July 18, 2007. (2)

4.3	Description of rights of security holders contained in the Bylaws (see Exhibit 4.2)

4.4	Form of Common Stock Purchase Warrants issued in Series A Preferred Stock financing. (3)

4.5	Common Stock Purchase Warrant, dated December 14, 2000, issued to KWM Investments LLC. (3)

4.6	Form of Common Stock Purchase Warrants issued to Guarantors of Kent Central, LLC Promissory Note. (3)

4.7	Form of Common Stock Purchase Warrants issued to Guarantors of Kent Central, LLC Promissory Note. (3)

4.8	Common Stock Purchase Warrant dated May 26, 2007, issued to Benaroya Capital Company, L.L.C. (4)

4.9	Stock Purchase Warrant dated July 12, 2007, issued to Benaroya Capital Company, L.L.C. (4)

5.1	Opinion of counsel.

23.1	Consent of counsel (included in Exhibit 5.1).

23.1	Consent of Moss Adams LLP, independent registered public accounting firm.

24.1	Powers of attorney (included on signature page hereof).

99.1	TC Global, Inc. 2010 Stock Option Plan

(1)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended May 1, 2001 as filed with the SEC on October 19, 2001.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, as filed with the SEC on July 26, 2007.
(3)	Filed with the Registrant’s Annual Report on Form 10-K for the year ended March 30, 2008, as filed with the SEC on September 18, 2008.
(4)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended May 1, 2007, as filed with the SEC on July 13, 2007.